                                                                    EXHIBIT 10.4


                         EXECUTIVE EMPLOYMENT AGREEMENT


            THIS AGREEMENT is made and entered into as of February 1, 1995, by and between JUNGLE JIM'S PLAYLANDS, INC., a Delaware corporation (the "Company"), with its executive offices currently located at 9000 Wurzbach Road, San Antonio, Texas 78240, and NABIL N. EL-HAGE ("Employee"), an individual currently residing at 153 North Avenue, Weston, Massachusetts 02193;

            In consideration of the promises and mutual covenants contained herein and the mutual benefits to be gained by the performance hereof, the parties hereto agree as follows:

            1. Employment. The Company hereby employs Employee as Chairman of the Board, President and Chief Executive Officer of the Company and Employee hereby accepts such employment upon the terms and conditions set forth herein.

            2. Term. The term of this Agreement shall commence as of the date hereof (the "Effective Date") and shall continue until the third anniversary of the Effective Date, subject to earlier termination as hereinafter provided.

            3. Duties. Employee shall devote his full business time and attention to the duties of Chairman of the Board, President and Chief Executive Officer of the Company and in such capacity shall report directly to the Board of Directors and shall be responsible for the overall management, strategic direction and financial and operating strategy of the Company, in accordance with the policies and directions adopted by the Board of Directors from time to time and such other responsibilities as may be directed to him by the Board of Directors of the Company consistent with the terms of this Agreement. In further consideration hereof, Employee shall act, upon the Company's request and for no additional compensation, in an executive officer and/or director capacity for any subsidiary of the Company, and at Employee's election, Employee shall act as Chief Executive Officer for any subsidiary of the Company. In the performance of his duties hereunder, Employee shall at all times report solely to and be subject to the direction of the Board of Directors of the Company and perform his duties hereunder subject to and in accordance with the resolutions of the Board of Directors of the Company and the Bylaws of the Company, in each case consistent with this Agreement, as from time to time in effect. During the term of this Agreement, Employee shall be entitled to participate in any executive committees of the Board of Directors as from time to time constituted. The duties and responsibilities to be performed pursuant hereto by Employee for the Company and/or any subsidiary of the Company shall not be modified to require the performance of services materially different from those customarily required of senior executive officers. This Agreement shall not be construed as preventing employee from serving as a director of up to two outside corporate boards so long as service on any such board does not require more than six business days annually and does not conflict with Employee's duties to the Company or otherwise require Employee to undertake substantial additional duties in connection therewith.

            4.  Compensation.

                  (a) Initial Base Salary. The Company agrees to pay Employee compensation at the rate of $275,000 per annum during the initial employment year ending January 31, 1996. The compensation during each twelve month period ending on January 31 during the term of this Agreement (each an "employment year") shall be payable periodically in accordance with the Company's payroll policy in effect from time to time for executive officers.

                  (b) Adjustments of Base Salary. The Company agrees to review Employee's performance at least once each year at least forty-five days prior to each anniversary date of this Agreement and to discuss with Employee his compensation. Notwithstanding the previous sentence, the base salary to be paid to Employee during each subsequent employment year shall automatically be increased over the base salary of $275,000 provided for the initial employment year by any increase in the cost of living determined in accordance with the formula set forth in subparagraph (c).

                  (c)   Cost of Living Increase in Base Salary.

                        (i) As promptly as practicable following the end of each employment year during the term hereof and the publication of the Index (hereinafter defined), the Company shall compute the increase, if any, in the cost of living, using as the basis of such computation the "Consumer Price Index-All Urban Consumers Earners (1982-1984=100)," hereinafter called the Index, published by the Bureau of Labor Statistics of the United States Department of Labor.

                        (ii) The Index number in the column for "all cities", entitled "all items," for the month of January, 1995, shall be the "base Index number" and the corresponding

      Index number for the month of January in succeeding calendar years, shall be the current Index number for purposes of determining base salary during each succeeding employment year during the term of this Agreement; provided, however, if the Company's headquarters are relocated to a metropolitan area for which a separate Index is published, the base Index number and the current Index number shall be determined by reference to the Index for such metropolitan area.

                        (iii) The increase in the cost of living for purposes of determining base salary during each succeeding year during the term of this Agreement shall be determined by dividing the current Index number
      (CIN) by the base Index number (BIN), and subtracting the integer 1 from the quotient, in accordance with the following formula:

                        Increase in cost of living = (CIN) - 1.
                                                     -----
                                                     (BIN)


                        (iv) The percentage of increase in the cost of living, multiplied by $275,000, shall be the increase required to be paid by subparagraph (b). Any portion of the increase retroactively due shall be payable within five days after the computation hereunder has been made.

                        (v) Appropriate adjustment shall be promptly made in case there is a published amendment of the Index figures upon which the computation is based.

                        (vi) If publication of the Consumer Price Index is discontinued, the parties shall accept comparable statistics on the cost of living as computed and published by an agency of the United States or by a responsible financial periodical of recognized authority to be selected by the parties.

                  (d)   Bonus.

                        (i) Upon the execution of this Agreement, Employee will receive a one-time bonus of $100,000 plus an amount equal to Employee's initial base salary, less normal payroll deductions, for a two week period.

                         (ii) Commencing with the fiscal year ending
      December 31, 1995, Employee will have the potential to receive an annual bonus of up to 40% of his current base salary payable generally in the month of January during the following employment year, with the payment of such bonus and the amount thereof to be determined in the sole discretion of the Company's Board of Directors based upon the attainment of qualitative and quantitative financial and other goals established by the Board of Directors from time to time in consultation with Employee.

                  (e) Deductions. The Company shall deduct from any compensation payable to Employee the sums which it is required by law to deduct, including but not limited to federal and, if applicable, state withholding taxes, social security taxes and state disability insurance.

                  (f) Vacation, Illness and Holidays. Employee shall be entitled to no less than four (4) weeks of vacation each year, and holidays and sick-pay days with full pay in accordance with the Company's policy for executive officers from time to time in effect.

                  (g) Stock Purchase Opportunity. Employee shall be granted an option, upon the terms set forth in Exhibit A which is attached hereto and incorporated by reference herein (hereinafter the "Stock Option"), to purchase 2,000,000 shares of the Company's Common Stock, par value $.01 (the "Common Stock") at a price of $1.10 per share, 1,000,000 shares of Common Stock at a price of $1.65 per share and 1,000,000 shares of Common Stock at a price of $2.20 per share, in each case, subject to customary anti-dilution adjustments as provided therein.

                  (h) Additional Benefits. Employee shall be eligible to participate in the Company's other employee benefit plans of general application and any such plans authorized for executives only, including without limitation any plans covering pension and profit sharing hereafter adopted in accordance with the rules established for individual participation in any such plan. Further, the Company shall reimburse Employee for any deductibles or co-payments incurred or required to be paid in connection with any Company health insurance plan and for any other health or medical expenses as may be necessary so that Employee shall receive health and medical benefits from the Company no less favorable than those provided in the benefit plans provided by Employee's immediately preceding employer as set forth in Exhibit C hereto. In addition, the Company agrees to reimburse Employee for his reasonable attorneys' fees incurred in connection with the negotiation of this Agreement.

                  (i) Life Insurance. The Company shall provide at its expense during the term of this Agreement a $500,000 term life insurance policy to be owned by Employee (or his spouse, if he so elects) for beneficiaries to be designated by the owner of such policy, subject to appropriate proof of insurability. If requested by Employee, the Company will assign such policy to Employee at the expiration of the term of this Agreement.

            5. Nondisclosure/Noncompetition Agreement. As a condition to the execution of this Agreement by the Company and as additional consideration therefor, Employee shall concurrently herewith execute and deliver to the Company a Nondisclosure/ Noncompetition Agreement in the form attached hereto as Exhibit B, which is hereby incorporated by reference and shall be deemed an integral part hereof. Such Nondisclosure/Noncompetition Agreement shall survive the termination of this Agreement in accordance with the terms thereof.

            6. Reimbursement of Business Expenses Incurred by Employees. The Company hereby authorizes Employee to incur reasonable business expenses in the performance of Employee's duties under this Agreement and in promoting the business of the Company. The Company will reimburse Employee from time to time for all such expenses, including reasonable expenses of commuting from employee's current residence, and temporary living accommodation, until the Company's headquarters are relocated, provided that Employee presents to the Company documentary evidence, such as receipts or paid bills, that states sufficient information to establish the amount, date, place, and essential character of each such expenditure.

            7.    Termination.

                  (a) Death. If Employee shall die during the term of this Agreement, this Agreement and all compensation and benefits hereunder shall terminate as of the date of such death; except that the Company shall continue to pay to Employee's estate, or persons designated to receive such payments pursuant thereto, the salary and additional benefits provided for by Section 4 hereof (plus a pro rated bonus based on the amount, if any, payable in the immediately preceding year) as it would otherwise become due and payable for a period which shall terminate on the expiration of 180 days after Employee's death.

                  (b) Disability. If Employee shall become Disabled during the term of this Agreement, this Agreement and all compensation and benefits hereunder shall terminate as of the Date of Disability (as defined below); except that the Company shall continue to pay to Employee the salary and additional benefits provided for by Section 4 hereof (plus a pro rated bonus based on the amount, if any, payable in the immediately preceding year) as it would otherwise become due and payable for a period which shall terminate on the expiration of 180 days after the Date of Disability. As used in this Agreement, Disabled shall mean Employee's inability to perform substantially his duties and responsibilities to the Company by reason of physical or mental illness, injury, infirmity or condition: (i) for a continuous period of 180 days or (ii) at such earlier time as Employee or the Company submits the other medical evidence, in the form of physician's certification, that Employee has a physical or mental disability or infirmity that will likely prevent Employee from substantially performing his duties and responsibilities for 180 days or longer. As used in this Agreement, the Date of Disability shall mean the earlier to occur of (i) the last day of such 180-day period and (ii) the day on which Employee or the Company submits such evidence, as the case may be. Employee shall cooperate with and submit to a medical examination requested by the Company for purposes of such determination at the Company's expense.

                  (c) Cause. The Company may terminate Employee for Cause (as defined below) by giving written notice thereof to Employee, whereupon this Agreement and all compensation and benefits hereunder shall terminate immediately.

            For purposes of this Agreement "Cause" shall mean: (i) the willful and continued failure by Employee to perform substantially his duties to the Company (other than any such failure resulting from his Disability), which failure is not cured by Employee within 10 business days after a written notice specifically describing such failure is provided by the Company to Employee;
(ii) willful misconduct by Employee in the performance of his duties to the Company; (iii) gross negligence in the performance by Employee of his duties to the Company if such grossly negligent performance is determined by the Board of Directors in good faith to have had or to be reasonably likely to have a material adverse effect on the business, assets, prospects or financial condition of the Company and its subsidiaries taken as a whole or (iv) the conviction of Employee by a court of competent jurisdiction of a felony or any other crime which involves fraud, dishonesty or moral turpitude. Termination of Employee for Cause shall be communicated by Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean delivery to Employee of a copy of a resolution duly adopted by the affirmative vote of the majority of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held for that purpose (after reasonable notice to Employee and reasonable opportunity for Employee, together with Employee's counsel, to be heard before the Board of Directors prior to such vote), finding that in the good faith opinion of the Board of Directors Employee was guilty of conduct set forth above under (i), (ii), (iii) or (iv), and specifying the particulars thereof in detail. Notwithstanding the foregoing, no act or failure to act of Employee shall provide a basis for a termination for "Cause" after a period of twelve months from the date any director of the Company acquired actual knowledge of such act or failure to act. It is specifically acknowledged that the Company is incurring significant losses from operations as of the date hereof, the continuation of losses is anticipated, additional capital may be required to fund the Company's operations in the future and Employee has agreed to become employed by the Company pursuant to the terms of this Agreement but has not made any commitments to the achievement of any revenue, profitability, expense or other financial plans or targets.

                  (d) Termination for other than Death, Disability or Cause or for Good Reason. If Employee shall be terminated by the Company other than for Cause and other than as a result of Employee's death or his becoming Disabled, including, without limitation, if this Agreement is rejected pursuant to Title 11 of the United States Code or any other federal or state bankruptcy or similar law or in the event Employee voluntarily resigns for "Good Reason" (as defined below), the Company shall after the effective date of such termination pay to Employee an amount equal to the amount of Employee's base salary then remaining to be paid hereunder for the remaining term of this Agreement and continue to provide the health and medical insurance benefits set forth in Section 4(h) for the lesser of (i) the remaining term of this Agreement or (ii) employment of Employee by another employer offering health and medical insurance benefits. Except as provided in the preceding sentence, this Agreement and all other compensation and benefits hereunder shall in any such case terminate as of such effective date. Any payments due pursuant to this Section 7(d) may be made at the Company's election either (1) as such payments would otherwise become due in periodic installments or (2) in a lump sum payment equal to the present value of such payment obligation, applying a discount rate equal to the prevailing interest rate on certificates of deposit paid by The Chase Manhattan Bank, N.A. in New York City, with a maturity nearest to the period over which such payments would otherwise become due. For purposes of this Agreement, "Good Reason" shall mean:

            (i) the assignment to Employee of any material duties inconsistent with Employee's position as Chairman of the Board, President and Chief Executive Officer of the Company and all subsidiaries of the Company as to which Employee has elected to serve as Chief Executive Officer (or the assignment to any other employee of the Company of any material duties inconsistent with the assignment to Employee of the duties provided in Section 3 hereof), excluding for this purpose isolated, insubstantial or inadvertent actions not taken in bad faith and which are remedied by the Company within 10 business days after receipt of written notice thereof specifically describing such inconsistent duties given by Employee to the Company, provided, however, that any change or diminution of the business of the Company or any subsidiary or subsidiaries of the Company, including without limitation the sale or transfer of assets or stock of the Company or any such subsidiaries shall not constitute "Good Reason";

               (ii) any failure by the Company to comply with any of the provisions of this Agreement, other than any isolated, insubstantial or inadvertent failure not occurring in bad faith, which is not remedied by the Company within 10 business days after receipt of written notice thereof specifically describing such failure given by Employee to the Company; or

              (iii) the Company's requiring Employee to be based at any office or location other than within a radius of 25 miles from Boston, Massachusetts, or, in the event the Company's headquarters is not relocated in accordance with
Section 9 hereof, San Antonio, Texas (or any other metropolitan area to which the Company's headquarters is relocated in compliance with Section 9 of this Agreement); except for travel reasonably required in the performance of Employee's responsibilities.

            (e) Material Disagreement. Notwithstanding any other provision in this Agreement, if (i) there is a material disagreement between Employee and the Board of Directors of the Company (A) resulting from any determination by or directions from the Board of Directors to significantly change the strategic direction or format of the Company (including without limitation significant changes to the targeted market segments for the Company or significant changes to the types of products or services offered by the Company at such date) or (B) relating to the termination of employment of Senior Employees other than Employee (even if such other employees have employment agreements with the Company), (ii) Employee and the Board of Directors of the Company are not able to resolve such differences to their mutual satisfaction, and (iii) Employee informs the Board of Directors of the Company in writing that he will not implement the decisions of the Board of Directors and/or with respect to employment decisions intends to instead implement or continue contrary actions or decisions, such refusal or contrary implementation by Employee shall not constitute "Cause" for any purpose hereunder. Employee acknowledges that nothing herein shall limit the scope or exercise of the authority of the Board of Directors of the Company and that he may be removed, without cause, for any such refusal or contrary implementation; provided, however, that failure of the Board of Directors to terminate Employee's employment within a reasonable time following written notice pursuant to clause (iii) above shall constitute a ratification of Employee's actions or inactions by the Board of Directors and acknowledgment by the Board of Directors that Employee was acting within the scope of his employment for all purposes (including without limitation Section 19 hereof).

            8. Liquidation or Change of Control. Upon the (i) liquidation, dissolution or winding up of the Company, whether voluntary or involuntary or
(ii) merger or consolidation of the Company with or into another corporation resulting in the stockholders of the Company immediately prior to such transaction owning less than a majority of the outstanding voting stock of the surviving or successor entity, or the sale of all or substantially all of the Company's assets (any event in (i) or (ii) above being called the "Event") Employee shall receive his base salary (A) until the third anniversary of the Effective Date if the Event occurs before the first anniversary of the Effective Date or (B) for two years from the date of the Event if the Event occurs on or after the first anniversary of the Effective Date, and except as provided in this sentence, this Agreement and all other compensation and benefits hereunder shall in any such case terminate upon the occurrence of such Event.

            9. Relocation of Business. It is acknowledged and agreed that Employee may, in his sole discretion, relocate the headquarters of the Company to the Boston, Massachusetts metropolitan area. Employee may relocate the headquarters of the Company to any other major United States metropolitan area, subject to approval of the Board of Directors of the Company, which approval shall not be unreasonably withheld. In the event Employee elects not to relocate the Company's headquarters to the Boston, Massachusetts metropolitan area or Executive with approval of the Board of Directors elects to relocate the headquarters from San Antonio, Texas to a metropolitan area other than Boston, not later than August 15, 1995, Employee shall cause his principal residence to be relocated in the metropolitan area in which the Company's headquarters is located and the Company shall advance or pay on behalf of Employee all reasonable out-of-pocket expenses in connection with such relocation (including without limitation expenses in connection with enrolling

Employee's children in public or private schools, other than tuition).

            10. No Conflict. Employee represents and warrants that the execution, delivery and performance of this Agreement by Employee will not violate any agreement, undertaking or covenant to which Employee is party or is otherwise bound.

            11. Notices. Any notice to be given hereunder by either party to the other may be effected either by personal delivery in writing or by certified mail, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but either party may change his or its address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of the actual receipt thereof; mailed notices shall be deemed communicated and received three (3) business days after the mailing of same.

            12. Invalid Provisions. The invalidity or unenforceability of a particular provision of this Agreement shall not affect the enforceability of any other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

            13. Amendments to the Agreement. This Agreement may only be amended in writing by an agreement executed by both parties hereto.

            14. Law Governing Agreement. This Agreement is made and shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

            15. Construction. Waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party. This Agreement shall not be assignable. Subject to the prohibition against assignment herein contained, this Agreement and the terms and conditions herein shall inure to the benefit of and be binding upon the parties hereto, their successors, heirs and legal representatives.

            16. Entire Agreement. This Agreement contains the entire agreement of the parties hereto and supersedes any and all prior agreements, oral or written, and negotiations between said parties regarding the subject matter herein contained.

            17. Mitigation. In no event shall Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Employee under any of the provisions of this Agreement.

            18. Costs and Expenses to Prevailing Party. In the event there shall be instituted any legal proceedings between the parties hereto in connection with the enforcement or interpretation of this Agreement, the prevailing party shall be entitled to an award of its costs and expenses, including reasonable attorneys' fees, incurred in connection therewith.

            19. Indemnification. The Company hereby agrees to indemnify and hold harmless Employee from and against any and all losses, claims, expenses and/or liabilities of any kind or nature whatsoever, incurred or sustained by Employee relating to or arising from Employee's performance of this Agreement and acting within the scope of his employment contemplated hereby, including with respect to the performance of services for any subsidiary of the Company, to the maximum extent permissible under the General Corporation Law of the State of Delaware or other applicable law. Without limiting the foregoing, the Company agrees to reimburse Employee for any expenses (including without limitation attorneys fees, retainers and court costs) incurred by Employee in any action or proceeding for which such indemnification may be claimed, upon a receipt of an undertaking by Employee to repay all amounts so advanced in the event that it shall ultimately be determined that Employee is not entitled to be indemnified by the Company hereunder or under the Certificate of Incorporation or By-laws of the Company or under any other agreement between Employee and the Company.

            IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.



                                          /s/ Nabil N. El-Hage
                                          ---------------------------
                                          NABIL N. EL-HAGE




                                          JUNGLE JIM'S PLAYLANDS, INC.

                                          By: /s/ Mark E. Jennings
                                             ------------------------------
                                             Name: Mark E. Jennings
                                             Title: Director

                                  AMENDMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

      AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this "Amendment"), dated as of April 11, 1997, among JEEPERS! INC. (f/k/a Jungle Jim's Playlands, Inc.), a Delaware corporation (the "Company"), and Nabil N. El-Hage ("Employee").


                                    RECITALS

      A. The Company and Employee previously entered into an Executive Employment Agreement, dated as of February 1, 1995 (the "Existing Employment Agreement"), under which the Company has employed Employee as Chairman of the Board, President and Chief Executive Officer.

      B. The Company and Employee wish to extend the term of the Existing Employment Agreement for an additional two-year period and to reflect the modification concurrently herewith of the terms of the Option Agreement dated effective February 1, 1995 between the Company and the Optionee.

      In consideration of the foregoing, the Company and Employee agree as follows:

                                    SECTION 1

                   Amendments to Existing Employment Agreement
                   -------------------------------------------

      The Existing Employment Agreement is hereby amended as follows:

      (a) Section 2 is amended by deleting the reference in such Section to the phrase "third anniversary" and inserting in lieu thereof the phrase "fifth anniversary."

      (b) Section 4(g) is amended by adding to the end of such Section the phrase "and as such Stock Option may be otherwise amended and in effect from time to time."

                                    SECTION 2

                                  Miscellaneous
                                  -------------

      (a) Effective Date. This Amendment shall be effective as of the date hereof upon the execution and delivery hereof by the Company and Employee. Except as expressly amended herein, the Existing Employment Agreement shall remain in full force and effect in accordance with its terms.

      (b) Governing Law. This Amendment is made and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

      (c) Entire Agreement. This Amendment contains the entire agreement of the parties hereto and supersedes any and all prior agreements, oral or written, and negotiations between said parties regarding the subject matter herein contained.

      IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized officer of the Company and by the Employee.




                                   /s/ Nabil N. El-Hage
                                   --------------------------
                                   Nabil N. El-Hage


                                   COMPANY:

                                   JEEPERS! INC.


                                   By: /s/ K. Sanginario
                                      ----------------------------
                                      Name: K. Sanginario
                                      Title: Chief Financial Officer

                               SECOND AMENDMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

         SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT, (this "Amendment"), dated as of May 12, 1998, among JEEPERS! INC. (f/k/a Jungle Jim's Playlands, Inc.), a Delaware corporation (the "Company"), and Nabil N. El-Hage ("Employee").

                                    RECITALS

         A. The Company and Employee previously entered into an Executive Employment Agreement, dated as of February 1, 1995, as amended as of April 11, 1997 (the "Existing Employment Agreement"), under which the Company has employed Employee as Chairman of the Board, President and Chief Executive Officer.

         B. The Company and Employee wish to extend the term of the Existing Employment Agreement as provided herein.

         In consideration of the foregoing, the Company and Employee agree as follows:

                                    SECTION 1

                   Amendment to Existing Employment Agreement
                   ------------------------------------------

         The Existing Employment Agreement is hereby amended as follows:

         Section 2 is amended by deleting the reference in such Section to the phrase "the fifth anniversary of the Effective Date," and inserting in lieu thereof the following:

"(i) the third anniversary of the closing date of the Company's initial public offering of common stock (the "IPO") (pursuant to registration statement file no. 333-50297), or (ii) if for any reason the IPO is not consummated on or prior to August 31, 1998, the fifth anniversary of the Effective Date, in each case"

                                    SECTION 2
                                    ---------

                                  Miscellaneous

         (a) Effective Date. This Amendment shall be effective as of the date hereof upon the execution and delivery hereof by the Company and Employee. Except as expressly amended herein, the Existing Employment Agreement shall remain in full force and effect in accordance with its terms.

         (b) Governing Law. This Amendment is made and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         (c) Entire Agreement. This Amendment contains the entire agreement of the parties hereto and supersedes any and all prior agreements, oral or written, and negotiations between said parties regarding the subject matter herein contained.

         IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized officer of the Company and by the Employee.


                             EMPLOYEE:

                             /s/ Nabil N. El-Hage
                             -----------------------------
                             Nabil N. El-Hage


                             COMPANY:

                             JEEPERS! INC.


                             By: /s/ Bruce Pollack
                                -----------------------------------
                                Name: Bruce Pollack
                                Title:  Director

                                       2